SUBSIDIARIES OF THE REGISTRANT
                      (Upon the completion of Transaction)


                                                                                State of
                                                                Percentage   Incorporation
                                                                    of             or
       Parent                             Subsidiary             Ownership    Organization
       ------                             ----------            ----------   -------------
Capitol Federal Financial        Capitol Federal Savings Bank      100%         Federal

Capitol Federal Savings Bank     Capitol Funds, Inc.               100%         Kansas


     It is contemplated that the financial statements of the Registrant will be consolidated with Capitol Federal Savings Bank.